Exhibit 99.1

Earnings Release FY18 Q4	Investor Contact	Media Contact
	Gerry Gould, VP-Investor Relations	Carla Burigatto, VP-Communications
	(781) 356-9402	(781) 348-7263
	gerry.gould@haemonetics.com	carla.burigatto@haemonetics.com

Haemonetics Reports 4th Quarter and Fiscal Year 2018 Results and Provides Fiscal 2019 Guidance

Braintree, MA, May 8, 2018 - Haemonetics Corporation (NYSE:HAE) reported financial results for its fourth quarter and fiscal year 2018, which ended March 31, 2018:

	4th Quarter 2018	FY 2018
Revenue, increase	$234 million, +2.4%	$904 million, +2.0%
Revenue increase, constant currency	+ 0.2%	+1.1%
Earnings per diluted share	$0.22	$0.85
Adjusted earnings per diluted share	$0.43	$1.87
Cash flow from operating activities	$ 58 million	$ 220 million
Free cash flow before restructuring and turnaround	$ 48 million	$ 162 million

Chris Simon, Haemonetics’ CEO, stated: “In fiscal 2018, we focused on reorganizing and transforming our company. We launched our Complexity Reduction Initiative, strengthened our talent base and received key regulatory clearances in our Plasma business. Our performance exceeded our initial expectations, growing adjusted earnings per share 22% and free cash flow before restructuring and turnaround 43% on constant currency revenue growth of 1%. We enter fiscal 2019 with confidence in our planned product launches and company-wide productivity efforts, and we are poised for accelerated growth.”

GAAP RESULTS

Fourth quarter fiscal 2018 revenue was $233.6 million, up 2.4%, and fiscal year 2018 revenue was $903.9 million, up 2.0%, compared to the same periods of fiscal 2017. Business unit revenue and growth rates compared to same prior fiscal year periods were as follows:

($ million)	4th Quarter 2018		FY 2018
Plasma	$111.6	+ 10.6%	$436.0	+ 6.1%
Hospital	$ 48.6	+ 8.2%	$183.1	+ 6.7%
Blood Center	$ 73.4	(10.8%)	$284.9	(6.2%)

Revenue growth in the Hemostasis Management product line within Hospital was 14.2% in the fourth quarter and in fiscal year 2018.

Fourth quarter fiscal 2018 gross margin was 44.7%, up 870 basis points as compared with the same quarter of the prior year. Operating expenses were $90.1 million, down $49.5 million or 35.5%. Operating income was $14.3 million compared with an operating loss of $57.5 million in the prior year quarter, while operating margin was 6.1% compared to a negative 25.2% in same quarter of fiscal 2017. Restructuring and turnaround costs of $4.6 million and $7.1 million were included in operating income in the fourth quarters of fiscal 2018 and 2017, respectively; and $1.9 million and $71.8 million of non-cash goodwill and other impairment charges and asset write-downs were included in operating income in the fourth quarters of fiscal 2018 and 2017, respectively.

Fourth quarter fiscal 2018 net income was $11.9 million, compared with a net loss of $51.1 million in the prior year quarter, and the Company reported earnings per diluted share of $0.22 compared with a net loss per share of $0.98 in the fourth quarter of the prior year.

Net income in fiscal 2018 includes a tax provision of $2 million as a component of tax expense associated with the recent tax reform enacted in the U.S. This charge was primarily due to a transition tax on earnings of certain foreign subsidiaries that were previously tax deferred.

ADJUSTED RESULTS

On a constant currency basis, revenue for the fourth quarter of fiscal 2018 was up 0.2% compared to the fourth quarter of fiscal 2017 and up 1.1% compared to full fiscal year 2017. Total Company and business unit organic revenue growth rates, which exclude the impact of the SEBRA divestiture and the impact of currency, compared with the prior fiscal year periods, were as follows:

	4th Quarter 2018	FY 2018
Total Company	+ 0.8%	+ 1.8%
Plasma	+ 10.5%	+ 7.1%
Hospital	+ 4.9%	+ 5.4%
Blood Center	(13.3%)	(7.5%)

North America Plasma organic revenue growth was 14.2% in the fourth quarter and 8.5% in fiscal year 2018. Revenue growth in the Hemostasis Management product line within Hospital was 11.9% in the fourth quarter and 13.6% in fiscal year 2018 in constant currency.

In the fourth quarter, adjusted gross margin was 45.6%, up 260 basis points compared with the same quarter of the prior year due to favorable mix, currency and lower non-cash inventory charges. Adjusted operating expenses were $79.3 million, up $9.3 million or 13.2%, as the Company made planned investments to accelerate future revenue growth.

Adjusted operating income was $27.3 million, down $0.7 million, or 2.3%, while operating margin was 11.7%, down 60 basis points as compared with the fourth quarter of fiscal 2017. The adjusted tax rate of 11.6% in the fourth quarter of fiscal 2018 compares with an adjusted tax rate of 22.2% in the prior year fourth quarter, reflecting benefits from recent U.S. tax reform and a favorable geographic income shift.

Fourth quarter adjusted net income was $23.3 million, up $2.9 million or 14.2%, and adjusted earnings per share was $0.43, up 10.3% versus $0.39 in the fourth quarter of fiscal 2017.

Fiscal 2018 adjusted gross margin improved by 120 basis points to 45.9%, adjusted operating margin improved by 150 basis points to 14.5% and adjusted earnings per share improved by 22.2% to $1.87.

BALANCE SHEET AND CASH FLOW

Cash on hand was $180.2 million, an increase in fiscal 2018 of $40.6 million. Free cash flow before restructuring and turnaround funding requirements, was $161.8 million in fiscal 2018, up 43% over the prior year.

SHARE REPURCHASE PROGRAM

As part of its previously announced $260 million share repurchase program, the Company entered into an accelerated share repurchase (“ASR”) agreement with Citibank N.A. under which the Company agreed to repurchase $100 million of its common shares. Under the ASR agreement, the Company disbursed $100 million and approximately 1.2 million shares were delivered to the Company on February 13, 2018. The final number of shares to be repurchased and the price per share paid under the ASR is determined based on the volume-weighted average price of the Company’s common stock during the term of the ASR, less a discount. The ASR agreement repurchase activity was completed on May 7, 2018. Upon final settlement, the Company expects to receive approximately 200,000 additional shares. In total, approximately 1.4 million shares will have been repurchased.

FISCAL 2019 GUIDANCE

Total and business unit revenue growth guidance for fiscal 2019 on a constant currency basis is as follows:

Total revenue	3-5%
Plasma revenue	7-10%
Hospital revenue	5-8%
Blood Center revenue	(3-6%)

Plasma revenue guidance provided includes 10-14% growth in North America. Hospital revenue guidance provided includes double-digit percentage growth in Hemostasis Management.

Fiscal 2019 earnings and cash flow guidance is provided as follows:

	FY 2019	FY 2018
Operating Margin (GAAP)	11-13%	6.2%
Earnings per Diluted Share (GAAP)	$1.50 - $1.80	$0.85
Adjusted Operating Margin	16-18%	14.5%
Adjusted Earnings per Diluted Share	$2.00 - $2.30	$1.87
Cash Flow From Operating Activities (GAAP)	$150 - $175 million	$ 220 million
Free Cash Flow Before Restructuring and Turnaround	$25 - $50 million	$ 162 million

Fiscal 2019 earnings guidance includes anticipated price increases in Plasma and Hospital, benefits from the previously announced Complexity Reduction Initiative, and device depreciation and rollout costs anticipated upon commencement of commercialization of the NexSys PCS system. Fiscal 2019 free cash flow before restructuring and turnaround includes funding of NexSys PCS devices expected to be built in fiscal 2019, Plasma plant capacity expansions and other investments.

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

Haemonetics will host a webcast to discuss fourth quarter fiscal 2018 results on Tuesday, May 8, 2018 at 8:00am Eastern Time. Interested parties may participate at: https://edge.media-server.com/m6/p/wcre57f8. The Company is posting this press release to its Investor Relations website, in addition to results analyses that will be referenced on the webcast. The analyses can be accessed by this direct link: http://phx.corporate-ir.net/External.File?item=UGFyZW50SUQ9NDAzOTQ4fENoaWxkSUQ9LTF8VHlwZT0z&t=1&cb=636606959488540250.

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative hematology products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products, and plans or objectives related to the Complexity Reduction Initiative, (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to U.S. tax reform and the share repurchase program, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences.
Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our ability to implement the Complexity Reduction Initiative as planned, on the anticipated timeline and at the anticipated cost, our ability to realize the estimated savings from the Complexity Reduction Initiative, technological advances in the medical field and standards for transfusion medicine and our ability to successfully offer products that incorporate such advances and standards, product quality, market acceptance, regulatory uncertainties, including in the receipt or timing of regulatory approvals, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, and the effect of industry consolidation as seen in the plasma market.  These and other factors are identified and described in more detail in the Company's periodic reports and other filings with the SEC. The Company does not undertake to update these forward-looking statements.
MANAGEMENT’S USE OF NON-GAAP MEASURES

This press release contains financial measures and guidance which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets, and forecast future results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations. When used in this release, constant currency measures the change in revenue between the current and prior year periods using a constant currency conversion rate. Organic revenue growth excludes the impact of currency, as well as acquisition and divestiture activities.

Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted net income and adjusted earnings per share exclude restructuring and turnaround costs, deal amortization expenses, impacts of U.S. tax reform, certain legal and other expenses, and non-cash write-downs of goodwill and other assets. Adjusted net income and adjusted earnings per share also exclude gains and losses on asset dispositions. Free cash flow is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment. Reconciliations of these measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income (Loss) for the Fourth Quarter of FY18 and FY17
(Data in thousands, except per share data)

	3/31/2018	4/1/2017	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$233,552	$228,066	2.4%
Gross profit	104,386	82,111	27.1%

R&D	11,087	9,321	18.9%
S,G&A	79,024	73,087	8.1%
Impairment of assets	—	57,209	100.0%
Operating expenses	90,111	139,617	(35.5)%

Operating income (loss)	14,275	(57,506)	n/m

Interest and other expense, net	(963)	(1,681)	(42.7)%

Income (loss) before taxes	13,312	(59,187)	n/m

Tax expense (benefit)	1,432	(8,047)	n/m

Net income (loss)	$11,880	$(51,140)	n/m

Net income (loss) per common share assuming dilution	$0.22	$(0.98)	n/m

Weighted average number of shares:
Basic	52,867	51,990
Diluted	54,151	51,990

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	44.7%	36.0%	8.7%
R&D	4.7%	4.1%	0.6%
S,G&A	33.8%	32.0%	1.8%
Operating income (loss)	6.1%	(25.2)%	31.3%
Income (loss) before taxes	5.7%	(26.0)%	31.7%
Net income (loss)	5.1%	(22.4)%	27.5%

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income (Loss) for Year-to-Date FY18 and FY17
(Data in thousands, except per share data)

	3/31/2018	4/1/2017	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$903,923	$886,116	2.0%
Gross profit	411,908	378,494	8.8%

R&D	39,228	37,556	4.5%
S,G&A	316,523	301,726	4.9%
Impairment of assets	—	58,593	(100.0)%
Operating expenses	355,751	397,875	(10.6)%

Operating income (loss)	56,157	(19,381)	n/m

Gain on divestiture	8,000	—	n/m
Interest and other expense, net	(4,525)	(8,095)	(44.1)%
Income (loss) before taxes	59,632	(27,476)	n/m

Tax expense (benefit)	14,060	(1,208)	n/m

Net income (loss)	$45,572	$(26,268)	n/m

Net income (loss) per common share assuming dilution	$0.85	$(0.51)	n/m

Weighted average number of shares:
Basic	52,755	51,524
Diluted	53,501	51,524

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	45.6%	42.7%	2.9%
R&D	4.3%	4.2%	0.1%
S,G&A	35.0%	34.1%	0.9%
Operating income (loss)	6.2%	(2.2)%	8.4%
Income (loss) before taxes	6.6%	(3.1)%	9.7%
Net income (loss)	5.0%	(3.0)%	8.0%

Revenue Analysis for the Fourth Quarter of FY18 and FY17
(Data in thousands)

	Three Months Ended
	3/31/2018	4/1/2017	Reported growth	Currency impact	Constant currency growth (1)
	(unaudited)
Revenues by geography
United States	$138,060	$129,384	6.7%	—%	6.7%
International	95,492	98,682	(3.2)%	4.8%	(8.0)%
Net revenues	$233,552	$228,066	2.4%	2.2%	0.2%

Revenues by business unit
Plasma (2)	$111,580	$100,859	10.6%	1.7%	8.9%
Blood Center	73,400	82,323	(10.8)%	2.5%	(13.3)%
Cell Processing	28,633	27,427	4.4%	3.7%	0.7%
Hemostasis Management	19,939	17,457	14.2%	2.3%	11.9%
Net revenues	$233,552	$228,066	2.4%	2.2%	0.2%

(1) Constant currency growth, a non-GAAP financial measure, measures the change in sales between the current and prior year period using a constant currency. See description of non-GAAP financial measures contained in this release.

(2) Plasma revenue during the three months ended April 1, 2017 included $1.5 million of revenue associated with the SEBRA line. Plasma organic revenue growth, which excludes the impact of both the SEBRA divestiture and currency, was 10.5% compared to the prior year fiscal period.

Revenue Analysis for Year-to-Date FY18 and FY17
(Data in thousands)

	Year Ended
	3/31/2018	4/1/2017	Reported growth	Currency impact	Constant currency growth (1)
	(unaudited)
Revenues by geography
United States	$548,731	$522,686	5.0%	—%	5.0%
International	355,192	363,430	(2.3)%	2.0%	(4.3)%
Net revenues	$903,923	$886,116	2.0%	0.9%	1.1%

Revenues by business unit
Plasma (2)	$435,956	$410,727	6.1%	0.6%	5.5%
Blood Center	284,902	303,890	(6.2)%	1.3%	(7.5)%
Cell Processing	107,562	105,376	2.1%	1.6%	0.5%
Hemostasis Management	75,503	66,123	14.2%	0.6%	13.6%
Net revenues	$903,923	$886,116	2.0%	0.9%	1.1%

(1) Constant currency growth, a non-GAAP financial measure, measures the change in sales between the current and prior year period using a constant currency. See description of non-GAAP financial measures contained in this release.

(2) Plasma revenue during the year ended April 1, 2017 included $6.5 million of revenue associated with the SEBRA line. Plasma organic revenue growth, which excludes the impact of both the SEBRA divestiture and currency, was 7.1% compared to the prior year fiscal period.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	3/31/2018	4/1/2017
	(unaudited)
Assets
Cash and cash equivalents	$180,169	$139,564
Accounts receivable, net	151,226	152,683
Inventories, net	160,799	176,929
Other current assets	28,983	40,853
Total current assets	521,177	510,029
Property, plant & equipment, net	332,156	323,862
Intangible assets, net	156,589	177,540
Goodwill	211,395	210,841
Other assets	16,022	16,437
Total assets	$1,237,339	$1,238,709

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$194,259	$61,022
Other current liabilities	190,444	150,157
Total current liabilities	384,703	211,179
Long-term debt	59,423	253,625
Other long-term liabilities	40,784	34,295
Stockholders' equity	752,429	739,610
Total liabilities & stockholders' equity	$1,237,339	$1,238,709

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Year Ended
	3/31/2018	4/1/2017
	(unaudited)
Cash Flows from Operating Activities:
Net income (loss)	$45,572	$(26,268)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	89,247	89,733
Gain on divestiture	(8,000)	—
Stock-based compensation expense	13,025	9,150
Impairment of assets	2,673	75,348
Provision for losses on accounts receivable and inventory	2,639	11,381
Change in other non-cash operating activities	(1,294)	(5,423)
Change in accounts receivable, net	5,087	3,155
Change in inventories	14,385	(1,552)
Change in other working capital	57,016	4,214
Net cash provided by operating activities	220,350	159,738
Cash Flows from Investing Activities:
Capital expenditures	(74,799)	(76,135)
Proceeds from divestiture	9,000	—
Proceeds from sale of property, plant and equipment	2,758	2,822
Net cash used in investing activities	(63,041)	(73,313)
Cash Flows from Financing Activities:
Debt repayments, net	(60,983)	(93,410)
Proceeds from employee stock programs	40,340	32,997
Share repurchases	(100,000)	—
Net cash used in financing activities	(120,643)	(60,413)
Effect of exchange rates on cash and cash equivalents	3,939	(1,571)
Net Change in Cash and Cash Equivalents	40,605	24,441
Cash and Cash Equivalents at Beginning of the Period	139,564	115,123
Cash and Cash Equivalents at End of Period	$180,169	$139,564

Free Cash Flow Reconciliation:
Cash provided by operating activities	$220,350	$159,738
Capital expenditures, net of proceeds from sale of property, plant and equipment	(72,041)	(73,313)
Free cash flow after restructuring and turnaround costs	$148,309	$86,425
Restructuring and turnaround costs	18,731	35,231
Tax benefit on restructuring and turnaround costs	(5,232)	(8,607)
Free cash flow before restructuring and turnaround costs	$161,808	$113,049

Haemonetics Corporation Financial Summary
Reconciliation of Non-GAAP Measures

Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.
These measures are used by management to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are established based upon these non-GAAP measures. In the reconciliations below, we have removed restructuring, turnaround and other costs from our GAAP expenses. Our restructuring and turnaround costs for the periods reported are principally related to employee severance and retention, program management, implementation of outsourcing initiatives, accelerated depreciation and other costs associated with the fiscal 2018 Complexity Reduction Initiative launched on November 1, 2017.
In addition to restructuring and turnaround costs, we are reporting non-GAAP earnings before deal amortization, asset impairments, legal charges, the impact of tax reform and gain on divestiture.
We believe this information is useful to investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.

Reconciliation of Adjusted Measures for the Fourth Quarter of FY18 and FY17
(Data in thousands except per share data)
	Three Months Ended
	3/31/2018	4/1/2017
	(unaudited)
GAAP gross profit	$104,386	$82,111
Restructuring and turnaround costs	239	1,021
Impairment of assets	1,941	14,839
Adjusted gross profit	$106,566	$97,971

GAAP operating expenses	$90,111	$139,617
Restructuring and turnaround costs	(4,318)	(6,101)
Impairment of assets	—	(56,989)
Deal amortization	(6,512)	(6,496)
Adjusted operating expenses	$79,281	$70,031

GAAP operating income (loss)	$14,275	$(57,506)
Restructuring and turnaround costs	4,557	7,122
Impairment of assets	1,941	71,828
Deal amortization	6,512	6,496
Adjusted operating income	$27,285	$27,940

GAAP net income (loss)	$11,880	$(51,140)
Restructuring and turnaround costs	4,557	7,165
Impairment of assets	1,941	71,828
Deal amortization	6,512	6,496
Tax impact associated with adjustments	1,771	(13,975)
Tax reform	(3,385)	—
Adjusted net income	$23,276	$20,374

GAAP net income (loss) per common share	$0.22	$(0.98)
Adjusted items after tax per common share assuming dilution	$0.21	$1.37
Adjusted net income per common share assuming dilution	$0.43	$0.39

Reconciliation of Adjusted Measures for Year-to-Date FY18 and FY17
(Data in thousands except per share data)
	Year Ended
	3/31/2018	4/1/2017
	(unaudited)
GAAP gross profit	$411,908	$378,494
Restructuring and turnaround costs	717	1,426
Impairment of assets	1,941	15,971
Adjusted gross profit	$414,566	$395,891

GAAP operating expenses	$355,751	$397,875
Restructuring and turnaround costs	(43,408)	(32,911)
Impairment of assets	—	(57,382)
Deal amortization	(26,013)	(27,107)
Legal charges (1)	(3,011)	—
Adjusted operating expenses	$283,319	$280,475

GAAP operating income (loss)	$56,157	$(19,381)
Restructuring and turnaround costs	44,125	34,337
Impairment of assets	1,941	73,353
Deal amortization	26,013	27,107
Legal charges (1)	3,011	—
Adjusted operating income	$131,247	$115,416

GAAP net income (loss)	$45,572	$(26,268)
Restructuring and turnaround costs	44,125	34,316
Impairment of assets	1,941	73,353
Deal amortization	26,013	27,107
Gain on divestiture	(8,000)	—
Legal charges (1)	3,011	—
Tax impact associated with adjustments	(14,598)	(29,192)
Tax reform impact	1,988	—
Adjusted net income	$100,052	$79,316

GAAP net income (loss) per common share	$0.85	$(0.51)
Adjusted items after tax per common share assuming dilution	$1.02	$2.04
Adjusted net income per common share assuming dilution	$1.87	$1.53
(1) Reflects net impact of proposed settlement charges associated with the fiscal 2017 voluntary whole blood collection kits recall